EXHIBIT 5




                                                                   April 2, 2002

MeadWestvaco Corporation
One High Ridge Park
Stamford, CT 06905

Gentlemen:

     As Senior Vice President and General Counsel for MeadWestvaco Corporation (the "Company") I have acted as your counsel in connection with the authorization of $1.0 billion principal amount of debt securities (the "Securities") of the Company and have examined a copy of the Indenture among the Company, the guarantors named therein and The Bank of New York, as Trustee, dated as of April 2, 2002 (the "Indenture"), in the form in which it is to be executed by the Company and the Trustee, the Company's registration statement on Form S-3 relating to the Securities (the "Registration Statement"), the form of Security to be issued pursuant to the Indenture and the form of Guarantee (the "Guarantee") contemplated by and filed as an exhibit to the Registration Statement.

     I have examined such corporate records, documents, certificates and instruments as in my judgment are necessary and appropriate to enable me to render the opinion expressed below and I have participated in the preparation of the Securities and the Registration Statement and Prospectus referred to below. I have also examined and am familiar with the Indenture.

     It is my opinion that:

          (a) The Company has been incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware;

          (b) The Indenture, upon execution, will be a valid and binding instrument enforceable according to its terms, except as enforcement may be limited by bankruptcy, insolvency or other laws affecting enforcement of creditors' rights;

          (c) When the issuance of a Security has been authorized by the Company as contemplated in the Indenture, and when such Security has been executed, authenticated and delivered in accordance with the terms of the Indenture, and as described in the Registration Statement and in the Underwriting Agreement filed as an exhibit thereto, such Security will constitute a valid and legally binding obligation of the Company enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or other laws affecting enforcement of creditors' rights and will be entitled to the benefits of the Indenture.

          (d) If and when a Guarantee is executed and delivered by a guarantor, as contemplated by the Indenture and as described in the Registration Statement, such Guarantee will constitute a valid and legally binding obligation of such guarantor enforceable in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency or other laws affecting creditors' rights.

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          I consent to the filing of this Opinion as an exhibit to the
     Registration Statement of the Company filed with the Securities and Exchange Commission for the registration under Securities Act of 1933 as amended of the Securities, and to the use of my name under the heading, "Legal Opinions," in the Prospectus.

                                    Very truly yours,


                                    /s/ Wendell L. Willkie, II
                                    -------------------------------------------
                                    Wendell L. Willkie, II
                                    Senior Vice President and
                                    General Counsel